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                                                                    EXHIBIT 23.3

                          Independent Auditors' Consent


To the Board of Directors and Stockholders of EarthCare Company
Dallas, Texas

We consent to the incorporation by reference in this Registration Statement of EarthCare Company on Form S-3 of our reports dated March 12, 1999, of Magnum Environmental Services, Inc. for the years ended December 31, 1998 and 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

We are aware that our review reports on the unaudited interim financial information of Magnum Environmental Services, Inc. for the six month periods ended June 30, 1999 and 1998 dated October 5, 1999, is incorporated by reference in this Registration Statement of EarthCare Company on Form S-3.

We are also aware that the aforementioned reports on the unaudited interim financial information, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

Rotenberg & Company, LLP
Rochester, New York
December 21, 2000